CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 7 to File No. 333-88715; Amendment No. 8 to File No. 811-9613) of Legg Mason Investment Trust, Inc. of our report dated February 6, 2004 included in the 2003 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 14, 2004